SUBSIDIARIES OF THE REGISTRANT
EXHIBIT 21.1

Entity Name	Jurisdiction
24th Street Healthcare Associates LLC	Nevada
Arvada Healthcare, Inc.	Nevada
Atlantic Memorial Healthcare Associates, Inc.	Nevada
Avenues Healthcare, Inc.	Nevada
Bayshore Healthcare, Inc.	Nevada
Bell Villa Care Associates LLC	Nevada
Bernardo Heights Healthcare, Inc.	Nevada
Brown Road Senior Housing LLC	Nevada
C Street Health Associates LLC	Nevada
Camarillo Community Care, Inc.	Nevada
Cardiff Healthcare, Inc.	Nevada
Carrollton Heights Healthcare, Inc.	Nevada
Chateau Julia Healthcare, Inc.	Nevada
City Heights Health Associates LLC	Nevada
Claremont Foothills Health Associates LLC	Nevada
Costa Victoria Healthcare LLC	Nevada
Downey Community Care LLC	Nevada
Empirecare Health Associates, Inc.	Nevada
Ensign Cloverdale LLC	Nevada
Ensign Montgomery LLC	Nevada
Ensign Palm I LLC	Nevada
Ensign Panorama LLC	Nevada
Ensign Pleasanton LLC	Nevada
Ensign Sabino LLC	Nevada
Ensign San Dimas LLC	Nevada
Ensign Santa Rosa LLC	Nevada
Ensign Sonoma LLC	Nevada
Ensign Whittier East LLC	Nevada
Ensign Whittier West LLC	Nevada
Ensign Willits LLC	Nevada
Gate Three Healthcare LLC	Nevada
Glendale Healthcare Associates LLC	Nevada
Grand Villa PHX, Inc.	Nevada
Greenfields Assisted Living LLC	Nevada
HB Healthcare Associates LLC	Nevada
Highland Healthcare LLC	Nevada
Hoquiam Healthcare, Inc.	Nevada
Hueneme Healthcare, Inc.	Nevada
Lemon Grove Health Associates LLC	Nevada
Livingston Care Associates, Inc.	Nevada
Lowell Healthcare, Inc.	Nevada
Lynnwood Health Services, Inc.	Nevada
Manor Park Healthcare LLC	Nevada

Entity Name	Jurisdiction
Marion Health Associates, Inc.	Nevada
McAllen Community Healthcare, Inc.	Nevada
North Mountain Healthcare LLC	Nevada
Northern Oaks Healthcare, Inc.	Nevada
Olympus Health, Inc.	Nevada
Park Waverly Healthcare LLC	Nevada
Piney Lufkin Healthcare, Inc.	Nevada
Pocatello Health Services, Inc.	Nevada
Presidio Health Associates LLC	Nevada
Radiant Hills Health Associates LLC	Nevada
Ramon Healthcare Associates, Inc.	Nevada
Redbrook Healthcare Associates LLC	Nevada
RenewCare of Scottsdale, Inc.	Nevada
Richmond Senior Services, Inc.	Nevada
Rose Park Healthcare Associates, Inc.	Nevada
Rosenburg Senior Living, Inc.	Nevada
Salado Creek Senior Care, Inc.	Nevada
South Valley Healthcare, Inc.	Nevada
Southland Management LLC	Nevada
Sunland Health Associates LLC	Nevada
Town East Healthcare, Inc.	Nevada
Upland Community Care, Inc.	Nevada
Victoria Ventura Healthcare LLC	Nevada
Vista Woods Health Associates LLC	Nevada
Washington Heights Healthcare, Inc.	Nevada
Wellington Healthcare, Inc.	Nevada
West Escondido Healthcare LLC	Nevada